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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-3 to be filed on June 2, 1998 of our report dated March 19, 1998, except for Note 12, as to which the date is March 26, 1998, on our audits of the consolidated financial statements of Proffitt's, Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."

                                       /s/ Coopers & Lybrand L.L.P.

Birmingham, Alabama
June 1, 1998